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Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 of our report dated September 2, 1998, except for paragraph 1 of note 5, for which the date is September 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Home Health Corporation of America, Inc. We also consent to the reference to our firm under the caption "Experts."




/s/ PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 8, 1998